As filed with the Securities and Exchange Commission on November 12, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Bermuda	98-0585280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)
Clarendon House, 2 Church Street, Hamilton, Pembroke HM 11 Bermuda
(Address of Principal Executive Offices, including zip code)
James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as Amended
(Full title of the plan)
Jeanette L. Miller
Senior Vice President and Chief Legal Officer
James River Group, Inc.
1414 Raleigh Road, Suite 405
Chapel Hill, North Carolina 27517
(Name and address of agent for service)
(919) 900-1200
(Telephone number, including area code, of agent for service)
Copies of all notices, orders and communications to:
Kenneth L. Henderson, Esq.
Andrew S. Rodman, Esq.
Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104
(212) 541-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (“Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement (“Registration Statement”), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents that James River Group Holdings, Ltd. (the “Registrant”) has filed with the Commission are incorporated in this Registration Statement by reference and made a part hereof (except for the portions of the Registrant’s Current Reports furnished, as opposed to filed, on Form 8-K):
1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024, as amended by Amendment No. 1 on Form 10-K filed on April 26, 2024;
2.The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;
3.The Registrant’s Current Reports on Form 8-K filed February 28, 2024, March 4, 2024, March 11, 2024, April 8, 2024, April 22, 2024, May 8, 2024, July 9, 2024, July 31, 2024, August 5, 2024, October 25, 2024 and November 12, 2024.
4.The description of the Registrant’s common shares, par value $0.0002 per share, contained in the Registration Statement on Form 8-A, filed on December 9, 2014, as updated by the description of our common shares contained in Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 29, 2024, and any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for the portions of the Registrant’s Current Reports furnished, as opposed to filed, on Form 8-K) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Bye-law 55 of the Registrant’s bye-laws provides, among other things, that the Registrant shall indemnify its directors and officers. Specifically, Bye-law 55 provides that the Registrant’s directors and officers, as well as their heirs, executors and administrators, shall, subject to the Companies Act, 1981 of Bermuda (the “Companies Act”) prohibitions described below, be indemnified by the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Registrant shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Registrant shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto. The Registrant is not required, however, to indemnify any person for the fraud or willful misconduct of such person.

Bye-law 55 of the Registrant’s bye-laws also provides that, except with respect to matters involving fraud or willful misconduct of such director or officer, each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Registrant, against any director or officer of the Registrant on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Registrant.
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company or any subsidiary thereof. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
The Registrant has entered into indemnification agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Registrant’s directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.
The following exhibits are filed herewith or incorporated by reference into this Registration Statement on Form S-8.

Exhibit Number	Exhibit
5.1	Opinion of Conyers, Dill & Pearman Limited
23.1	Consent of Ernst & Young LLP
23.2	Consent of Conyers, Dill & Pearman Limited (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1
James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Amendment No. 1 to Registrant’s Registration Statement on Form S-1 filed with the Commission on November 24, 2014) (File No. 333-199958)

99.2
Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2017) (File No. 001-36777)

99.3
Second Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 26, 2022) (File No. 001-36777)

99.4
Third Amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 25, 2024) (File No. 001-36777)

107.1	Filing Fee Table

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
		(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chapel Hill, North Carolina, on November 12, 2024.

James River Group Holdings, Ltd.

By:	/s/ Frank N. D’Orazio
Frank N. D’Orazio
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint Frank N. D’Orazio, Sarah C. Doran and each of them, as true and lawful attorney-in-fact and agent of the undersigned, for and in the name, place and stead of the undersigned, to execute and deliver this Registration Statement on Form S-8, and any and all amendments thereto; such Registration Statement and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.
* * * *
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Frank N. D’Orazio	Chief Executive Officer and Director	November 12, 2024
Frank N. D’Orazio	(Principal Executive Officer)

/s/ Sarah C. Doran	Chief Financial Officer	November 12, 2024
Sarah C. Doran	(Principal Financial Officer)

/s/ Michael E. Crow	Principal Accounting Officer	November 12, 2024
Michael E. Crow

/s/ Ollie L. Sherman, Jr.	Director, Non-Executive Chairman of the Board	November 12, 2024
Ollie L. Sherman, Jr.

/s/ Matthew B. Botein	Director	November 12, 2024
Matthew B. Botein

/s/ Thomas L. Brown	Director	November 12, 2024
Thomas L. Brown

/s/ Kirstin M. Gould	Director	November 12, 2024
Kirstin M. Gould

/s/ Dennis J. Langwell	Director	November 12, 2024
Dennis J. Langwell

/s/ Christine LaSala	Director	November 12, 2024
Christine LaSala

/s/ Peter B. Migliorato	Director	November 12, 2024
Peter B. Migliorato

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of James River Group Holdings, Ltd., has signed this Registration Statement in Chapel Hill, North Carolina, on November 12, 2024.

By:	/s/ Jeanette L. Miller
Jeanette L. Miller
Authorized Representative